Exhibit 99.9

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Schuff International, Inc.
Phoenix, Arizona

We have reviewed the condensed consolidated balance sheet of Schuff International, Inc. and subsidiaries as of June 29, 2014, and the related condensed consolidated statements of income for the six-month periods ended June 29, 2014 and June 30, 2013, stockholders’ equity for the six-month period ended June 29, 2014, and cash flows for the six-month periods ended June 29, 2014 and June 30, 2013. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Phoenix, Arizona

October 23, 2014

SCHUFF INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET (UNAUDITED)

June 29 2014
(in thousands, except for share data)
Assets
Current assets
Cash and cash equivalents	$989
Receivables	121,268
Income tax receivable	106
Costs and recognized earnings in excess of billings on uncompleted contracts	25,737
Inventories	16,991
Deferred tax asset	1,707
Prepaid expenses and other current assets	984
Assets held for sale	3,595
Assets of discontinued operations	827
Total current assets	172,204

Property, plant and equipment, net	70,923
Goodwill	10,054
Other assets	1,067
Assets of discontinued operations	299
$254,547
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$42,889
Accrued payroll and employee benefits	12,476
Accrued interest	74
Other current liabilities	6,857
Billings in excess of costs and recognized earnings on uncompleted contracts	58,218
Current portion of long-term debt	11,314
Liabilities of discontinued operations	708
Total current liabilities	132,536

Long-term debt	4,323
Deferred tax liability	6,517
Other liabilities	436
Liabilities of discontinued operations	27
11,303

Commitments and Contingencies (Note 9)	—

Schuff International stockholders' equity
Preferred stock, $.001 par value – authorized 1,000,000 shares, none issued	—
Common stock, $.001 par value – 20,000,000 shares authorized, 10,038,707 shares issued in 2014 and 3,930,346 shares outstanding in 2014	10
Additional paid-in capital	49,246
Retained earnings	141,536
Treasury stock – 6,108,361 shares in 2014, at cost	(84,498)
Total Schuff International stockholders' equity	106,294
Non-controlling interest	4,414
Total stockholders' equity	110,708
$254,547

See accompanying review report and notes to condensed consolidated interim financial statements.

SCHUFF INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Six months ended
	June 29 2014	June 30 2013
	(in thousands, except per share data)
Revenues	$232,149	$187,590
Cost of revenues	192,487	161,348
Gross profit	39,662	26,242
General and administrative expenses	24,147	19,167
Operating income	15,515	7,075
Interest expense	(1,127)	(2,093)
Other income	1,122	130
Income before income tax provision	15,510	5,112
Income tax provision	5,539	1,975
Income before non-controlling interest	9,971	3,137
Non-controlling interest	(107)	(58)
Income from continuing operations	9,864	3,079
(Loss) income from discontinued operations, net of tax	(15)	67
Net income	$9,849	$3,146

Income from continuing operations per common share:
Basic	$2.36	$0.73
Diluted	$2.36	$0.73

(Loss) income from discontinued operations per common share:
Basic	$—	$0.02
Diluted	$—	$0.02

Income per common share:
Basic	$2.36	$0.75
Diluted	$2.36	$0.75

Weighted average shares used in computation:
Basic	4,174	4,181
Diluted	4,174	4,189

See accompanying review report and notes to condensed consolidated interim financial statements.

SCHUFF INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Treasury Stock	Non- controlling Interest	Total
	Shares	Amount
	(in thousands)
Balance at December 30, 2013	4,203	$10	$49,224	$131,687	$(76,946)	$4,307	$108,282
Net income	—	—	—	9,849	—	—	9,849
Stock awards	2	—	22	—	26	—	48
Minority interest in income	—	—	—	—	—	107	107
Purchase of treasury stock	(275)	—	—	—	(7,578)	—	(7,578)
Balance at June 29, 2014	3,930	$10	$49,246	$141,536	$(84,498)	$4,414	$110,708

See accompanying review report and notes to condensed consolidated interim financial statements.

SCHUFF INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
	June 29 2014	June 30 2013
	(in thousands)
Operating Activities
Income from continuing operations	$9,864	$3,079
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,808	4,121
Loss from extinguishment of debt	160	—
Loss on disposals of property, plant and equipment	52	28
Loss on assets held for sale	447	—
Gain on disposal of long-term investment	(435)	—
Loss on disposal of assets not placed in service	609	—
Non-controlling interest	107	58
Stock awards	48	—
Compensation expense - restricted stock grant	—	240
Changes in working capital components:
Receivables	(14,648)	4,819
Costs and recognized earnings in excess of billings on uncompleted contracts	(4,906)	(446)
Inventories	(5,434)	1,187
Prepaid expenses and other current assets	415	583
Accounts payable	(7,012)	(2,799)
Accrued payroll and employee benefits	5,078	2,345
Accrued interest	(16)	(508)
Other current liabilities	1,950	781
Billings in excess of costs and recognized earnings on uncompleted contracts	19,634	(2,684)
Income taxes receivable/payable	122	(678)
Other liabilities	(220)	(243)
Net cash provided by operating activities	9,623	9,883
Investing activities
Acquisitions of property, plant and equipment	(9,090)	(7,499)
Proceeds from disposals of property, plant and equipment	13	2
Decrease in other assets	1,122	243
Net cash used in investing activities	(7,955)	(7,254)
Financing activities
Proceeds from revolving line of credit and long-term borrowings	241,014	209,662
Principal payments on revolving line of credit and long-term debt	(237,207)	(218,073)
Proceeds from exercise of stock options and stock purchase plan	—	24
Payment of debt issuance costs	(78)	—
Purchase of treasury stock	(5,429)	—
Net cash used in financing activities	(1,700)	(8,387)
Discontinued operations
Net cash (used in) provided by operating activities	(46)	5,157
Net cash provided by financing activities	—	2,801
Net cash (used in) provided by discontinued operations	(46)	7,958
(Decrease) increase in cash and cash equivalents	(78)	2,200
Cash and cash equivalents at beginning of period	1,067	8,804
Cash and cash equivalents at end of period	$989	$11,004
Supplemental schedule of non-cash investing and financing activities:
Acquisition of treasury stock and disposal of long-term investment	$(1,714)	$—

See accompanying review report and notes to condensed consolidated interim financial statements.

Schuff INTERNATIONAL, INC.
Notes to CONDENSED Consolidated INTERIM Financial Statements
(UNAUDITED)

Six Months Ended June 29, 2014 and June 30, 2013

1. Interim Financial Statements

Nature of Business

Schuff International, Inc. and its wholly-owned subsidiaries (“Schuff” or the “Company”) are primarily steel fabrication and erection contractors with headquarters in Phoenix, Arizona and operations in Arizona, Florida, Georgia, Texas, Kansas and California. The Company’s construction projects are primarily in the aforementioned states. In addition, the Company has construction projects in select international markets, primarily Panama.

Basis of Presentation

The accompanying condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 29, 2014 are not necessarily indicative of the results that may be expected for the year ending December 28, 2014. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report for the year ended December 29, 2013.

Recent Events

On May 29, 2014, HC2 Holdings, Inc. completed its purchase of 2,500,000 shares of the Company’s common stock from SAS Venture LLC and Scott A. Schuff at a purchase price of $31.50 per share. The purchase of the shares represents approximately 60% of the Company’s outstanding stock as of the date of purchase.

Fiscal Year

The Company uses a 4-4-5 week quarterly cycle ending on the Sunday closest to December 31. Fiscal 2014 will cover the period from December 30, 2013 to December 28, 2014 (hereinafter 2014). Fiscal 2013 covered the period from December 31, 2012 to December 29, 2013 (hereinafter 2013).

Revenue and Cost Recognition

The Company performs its services primarily under fixed-price contracts and recognizes revenues and costs from construction projects using the percentage of completion method. Under this method, revenue is recognized based upon either the ratio of the costs incurred to date to the total estimated costs to complete the project or the ratio of tons fabricated to date to total estimated tons. Revenue recognition begins when work has commenced. Costs include all direct material and labor costs related to contract performance, subcontractor costs, indirect labor, and fabrication plant overhead costs, which are charged to contract costs as incurred. Revenues relating to changes in the scope of a contract are recognized when the work has commenced, the Company has made an estimate of the amount that is probable of being paid for the change and there is a high degree of probability that the charges will be approved by the customer or general contractor. While the Company has been successful in having the majority of its change orders approved in prior years, there is no guarantee that the majority of unapproved change orders at June 29, 2014 will be approved. Revisions in estimates during the course of contract work are reflected in the accounting period in which the facts requiring the revision become known. Provisions for estimated losses on uncompleted contracts are made in the period a loss on a contract becomes determinable.

Construction contracts with customers generally provide that billings are to be made monthly in amounts which are commensurate with the extent of performance under the contracts. Contract receivables arise principally from the balance of amounts due on progress billings on jobs under construction. Retentions on contract receivables are amounts due on progress billings, which are withheld until the completed project has been accepted by the customer.

Schuff INTERNATIONAL, INC.
Notes to CONDENSED Consolidated INTERIM Financial Statements
(UNAUDITED)

Six Months Ended June 29, 2014 and June 30, 2013

Costs and recognized earnings in excess of billings on uncompleted contracts primarily represent revenue earned under the percentage of completion method which has not been billed. Billings in excess of related costs and recognized earnings on uncompleted contracts represent amounts billed on contracts in excess of the revenue allowed to be recognized under the percentage of completion method on those contracts.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carry forwards. The Company regularly evaluates the realizeability of its deferred tax assets by assessing its forecasts of future taxable income and reviewing available tax planning strategies that could be implemented to realize the deferred tax assets. Based on this evaluation, it was determined that realization of the deferred tax assets is more likely than not.

2. Discontinued Operations

On April 26, 2013, the Company entered into an agreement with Canam Steel Corporation (“Canam”) to sell Canam substantially all of the assets of the Company’s subsidiary, Quincy Joist Company. Under the agreement, the assets included the joist plant in Buckeye, Arizona (“Arizona”), including all equipment and inventory and the joist plant (excluding the land) in Quincy, Florida (“Florida”), including all equipment and inventory. The sale of the Arizona assets was completed on June 1, 2013 and the sale of the Florida assets was completed on July 10, 2013.

3. Stock-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Fair value of the restricted stock units awarded is based on the current traded price of the Company’s stock. Restricted stock grants (“Grants”) vested over three or five years. The Grants provided for accelerated vesting if there is a change in control (as defined in the agreements). As of June 29, 2014, there were no restricted stock grants with nonvested shares outstanding. All restricted stock grants were fully vested during the year ended December 29, 2013.

There was no compensation cost charged against income for the Grants for the six months ending June 29, 2014. The compensation cost that has been charged against income for the Grants was $240,000 for the six months ending June 30, 2013.

4. Receivables and Contracts in Progress

Receivables consist of the following:

June 29 2014
(in thousands)
Contract receivables:
Contracts in progress	$87,859
Unbilled retentions	33,099
Allowance for doubtful accounts	(18)
120,940
Other receivables	328
$121,268

Schuff INTERNATIONAL, INC.
Notes to CONDENSED Consolidated INTERIM Financial Statements
(UNAUDITED)

Six Months Ended June 29, 2014 and June 30, 2013

5. Inventories

Inventories consist of the following:

June 29 2014
(in thousands)
Raw materials	$16,502
Work in process	298
Finished goods	191
$16,991

6. Accounts Payable

Accounts payable consists of the following at:

June 29 2014
(in thousands)
Accounts payable	$39,199
Retentions payable	3,690
$42,889

7. Long-Term Debt and Line of Credit

The Company has a Credit and Security Agreement (“Credit Facility”) with Wells Fargo Credit, Inc. (“Wells Fargo”). On May 6, 2014, the Company amended its Credit Facility, pursuant to which Wells Fargo extended the maturity date of the Credit Facility to April 30, 2019, lowered the interest rate charged in connection with borrowings under the line of credit and allowed for the issuance of a note payable totaling $5,000,000, collateralized by its real estate (“Real Estate Term Advance”). The Real Estate Term Advance has a 5 year amortization period requiring monthly principal payments and a final balloon payment at maturity. The Real Estate Term Advance has a floating interest rate of LIBOR plus 4.0% and requires monthly interest payments. The proceeds of the Real Estate Term Advance, in conjunction with cash generated from operations and borrowings under the Credit Facility, were used to pay the remaining balance of the previous real estate term loan issued under the Credit Facility.

The Company also has a Line of Credit Agreement (“International LOC”) with Banco General, S.A. in Panama.

At June 29, 2014, the Company had $10,689,000 of borrowings and $3,902,000 of outstanding letters of credit issued under its Credit Facility. There was $35,409,000 available under the Company’s Credit Facility at June 29, 2014. At June 29, 2014, the Company had no borrowings and no outstanding letters of credit issued under its International LOC. There was $3,500,000 available under the Company’s International LOC at June 29, 2014.

The Credit Facility is secured by a first priority, perfected security interest in all of the Company’s assets, excluding the real estate, and its present and future subsidiaries and a second priority, perfected security interest in all of the Company’s real estate. The security agreements pursuant to which the Company’s assets are pledged prohibit any further pledge of such assets without the written consent of the bank. The Credit Facility has a floating interest rate of LIBOR

Schuff INTERNATIONAL, INC.
Notes to CONDENSED Consolidated INTERIM Financial Statements
(UNAUDITED)

Six Months Ended June 29, 2014 and June 30, 2013

plus 3.00% (3.23% at June 29, 2014) and requires monthly interest payments. The Credit Facility contains various restrictive covenants. At June 29, 2014, the Company was in compliance with these covenants.

The International LOC is secured by a first priority, perfected security interest in Schuff Hopsa Engineering’s (“SHE”) property and plant. The interest rate is 5.25% plus 1% of the special interest compensation fund (“FECI”). The International LOC contains covenants that, among other things, limit SHE’s ability to incur additional indebtedness, change its business, merge, consolidate or dissolve and sell, lease, exchange or otherwise dispose of its assets, without prior written notice.

8. Income Per Share

The following table sets forth the computation of basic and diluted income per share:

	Six Months Ended
	June 29 2014	June 30 2013
	(in thousands except per share data)
Income from continuing operations	$9,864	$3,079
(Loss) income from discontinued operations	(15)	67
Net income	$9,849	$3,146
Denominator for basic income per share
- weighted average shares	4,174	4,181
Effect of dilutive securities:
Unvested restricted stock grants	—	8
Denominator for diluted income per share
- adjusted weighted average shares and assumed conversions	4,174	4,189
Basic EPS
Income per share from continuing operations	$2.36	$0.73
(Loss) income per share from discontinued operations	$—	$0.02
Income per share	$2.36	$0.75
Diluted EPS
Income per share from continuing operations	$2.36	$0.73
(Loss) income per share from discontinued operations	$—	$0.02
Income per share	$2.36	$0.75

9. Contingent Matters

The Company is currently and from time to time involved through the ordinary course of business in certain claims, litigation, and assessments. Due to the nature of the construction industry, the Company’s employees from time to time become subject to injury, or even death, while employed by the Company. The Company does not believe any new material contingencies arose during the six months ended June 29, 2014.

Schuff INTERNATIONAL, INC.
Notes to CONDENSED Consolidated INTERIM Financial Statements
(UNAUDITED)

Six Months Ended June 29, 2014 and June 30, 2013

10. Comprehensive Income

Total comprehensive income for the six months ended June 29, 2014 and June 30, 2013 equaled net income for the corresponding periods.

11.	Backlog

The Company's backlog was $386,947,000 ($366,913,000 under contracts or purchase orders and $20,034,000 under letters of intent) at June 29, 2014. The Company's backlog can be significantly affected by the receipt, or loss, of individual contracts. Approximately $208,219,000, representing 53.8% of the Company's backlog at June 29, 2014, was attributable to five contracts, letters of intent, notices to proceed or purchase orders. If one or more large contracts are terminated or their scope reduced, the Company's backlog could decrease substantially.

12. Subsequent Events

The Company has evaluated subsequent events through October 24, 2014, which is the date the condensed consolidated interim financial statements were available to be issued.

On October 21, 2014, the Credit Facility was amended to allow for a new $15,000,000 term loan to be used for equipment financing and working capital requirements related to a recent project award. The new term loan has a five-year amortization period with terms substantially similar to the Real Estate Term Advance. The amendment also reduces the restrictions on dividend payments to shareholders of the Company.

In early October 2014, the Company entered into commitments to purchase approximately $9,300,000 of machinery and equipment from various vendors. The purchases of the machinery and equipment will be funded using the proceeds of the new term loan under the Credit Facility, described above.